CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-207474 on Form N-1A of our report dated December 28, 2015, relating to the financial statements of American Funds Strategic Bond Fund appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Independent Registered Public Accounting Firm" and "Prospectuses, reports to shareholders and proxy statements" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California

December 29, 2016